Exhibit 10.2

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT dated and effective as of August 3, 2018 (this “Amendment”), is among CECO ENVIRONMENTAL CORP., a Delaware corporation (the “Company”), BANK OF AMERICA, N.A., in its capacity as the administrative agent (in such capacity, the “Administrative Agent”), each of the Subsidiary Guarantors party hereto and each of the Lenders party hereto.

Recitals:

A.The Company, the lenders party thereto (the “Lenders”) and the Administrative Agent have entered into an Amended and Restated Credit Agreement dated as of September 3, 2015 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 6, 2017, Amendment No. 2 to Amended and Restated Credit Agreement dated as of June 9, 2017 and Amendment No. 3 to Amended and Restated Credit Agreement dated as of October 31, 2017, the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.The Subsidiary Guarantors and the Administrative Agent have entered into a Subsidiary Guaranty Agreement dated as of August 27, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”).

C.The Company has advised the Administrative Agent and the Lenders that it desires to amend the Credit Agreement as set forth herein.

D.Subject to the terms and conditions set forth below, the Administrative Agent and the Lenders have agreed to so amend the Credit Agreement.

In furtherance of the foregoing, the parties agree as follows:

Section 1.Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:

(a)The definitions of “Base Rate”, “Cash Collateralized”, “Consolidated Funded Indebtedness”, “Eurocurrency Rate”, “Facility Termination Date”, “LIBOR Quoted Currency”, “Obligations” and “Secured Parties” in Section 1.01 are amended and restated in their entirety to read as follows:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) the Eurocurrency Rate plus 1.00% and (d) 1.00%.  The “prime rate” is a rate set by Bank of

America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers, the Revolving Credit (USD) Lenders or PSLOC Banks, as collateral for L/C Obligations, Secured Permitted Standalone Letters of Credit or obligations of the Revolving Credit (USD) Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, and without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (excluding from such calculation direct obligations with respect to (i) undrawn performance standby letters of credit, (ii) undrawn performance-based bankers’ acceptances and undrawn performance-based bank guarantees, (iii) performance-based surety bonds on which no claims have been asserted and (iv) undrawn letters of credit, undrawn bankers’ acceptances and undrawn bank guarantees securing customer contracts, but in all cases including (x) any payment and reimbursement obligations due in respect of the foregoing, and (y) all obligations with respect to financial standby letters of credit, bankers’ acceptances and bank guarantees or bonds providing assurance with respect to financial obligations), (d) all obligations in respect of the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business and (y) “earnout” and similar payments in connection with Acquisitions permitted hereby), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations (for the purpose of calculating the Consolidated Leverage Ratio only, excluding any Attributable Indebtedness from capital leases arising from any sale-leaseback transaction permitted hereunder the Net Cash Proceeds of which are used substantially contemporaneously with the receipt thereof to prepay Term Loans hereunder pursuant to Section 2.05(b)(i)), (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made nonrecourse to the Company or such Subsidiary (it being understood that any Indebtedness owed by the Company to any Subsidiary, by any Subsidiary to the Company or by any Subsidiary to another Subsidiary will be netted out for purposes of calculating Consolidated Funded Indebtedness to the extent such netting would be made when making calculations on “a consolidated basis” in accordance with GAAP).

“Eurocurrency Rate” means:

(a)for any Interest Period with respect to a Eurocurrency Rate Loan,

(i)

in the case of a Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the LIBOR Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(ii)

in the case of any other Eurocurrency Rate Loan denominated in a Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such currency at the time such currency was approved by the Administrative Agent and the Lenders pursuant to Section 1.09(a) or, if such rate is unavailable on any date of determination for any reason, a comparable or successor rate approved by the Administrative Agent; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.  The Administrative Agent does not warrant, nor accept responsibility, nor shall it have any liability with respect to the administration, submission or any other matter related to any of the rates referenced in this definition above or any comparable or successor rate.  Notwithstanding the foregoing, if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Facility Termination Date” means the date as of which all of the following shall have occurred:  (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit as to which arrangements reasonably satisfactory to the applicable Cash Management Bank, Hedge Bank or PSLOC Bank shall have been made) and (c) all Letters of Credit and Secured Permitted Standalone Letters of Credit have terminated or expired (other than Letters of

Credit or Secured Permitted Standalone Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent and the L/C Issuers or the applicable PSLOC Bank, as applicable, shall have been made).

“LIBOR Quoted Currency” means each of the following currencies: Dollars; Euro; Sterling; Swiss Franc; and Yen; in each case as long as there is a published LIBOR rate with respect thereto.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement, Secured Hedge Agreement or Secured Permitted Standalone Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the “Obligations” of a Subsidiary Guarantor shall exclude any Excluded Swap Obligations with respect to such Subsidiary Guarantor.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, the PSLOC Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

(b)Section 1.01 is amended by adding the following new definitions in the appropriate alphabetical locations therein:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“LIBOR” has the meaning specified in the definition of “LIBOR Screen Rate”.

“LIBOR Screen Rate” means the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page or other applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning assigned to such term in Section 3.03(b)(i).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company).

“Permitted Standalone Letter of Credit” means any commercial letter of credit, standby letter of credit, bankers’ acceptance or bank guarantee issued by a PSLOC Bank for the account of any Loan Party or any Subsidiary on a bilateral basis and not as part of the facilities provided under the Loan Documents; provided that the aggregate face amount of all such letters of credit, bankers’ acceptances and bank guarantees shall not exceed $20,000,000 at any time.

“PSLOC Bank” means any Person that, at the time it issues a Permitted Standalone Letter of Credit for the account of any Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, in its capacity as the issuer of such Permitted Standalone Letter of Credit.

“Secured Permitted Standalone Letter of Credit” means any Permitted Standalone Letter of Credit specifically designated as such to the Administrative Agent in writing by the Company and the relevant PSLOC Bank as a “Secured Permitted Standalone Letter of Credit”.

(c)Section 2.16 is amended to read as follows:

2.16Cash Collateral.

(a)Certain Credit Support Events.  If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the close of business on the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or any L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender) and, in the case of clause (iii) above, if applicable, Cash Collateral in amount not less than the maximum potential drawings under Secured Permitted Bilateral Letters of Credit.  Additionally, if the Administrative

Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 103% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b)Grant of Security Interest.  The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers, the Lenders and the PSLOC Banks, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the L/C Issuers, the Lenders and the PSLOC Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount or the maximum potential drawings under Secured Permitted Bilateral Letters of Credit, as applicable, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.05, 2.17 or 8.02 in respect of Letters of Credit or Secured Permitted Standalone Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by any Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided (including obligations under Secured Permitted Standalone Letters of Credit), prior to any other application of such property as may otherwise be provided for herein.

(d)Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

(d)Section 3.03 is amended to read as follows:

3.03Inability to Determine Rates.

(a)Temporary Inability.

(i)Except in the case of circumstances described in Section 3.03(b), if in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (A) the Administrative Agent determines that (1) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (2) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i)(A) above, “Impacted Loans”), or (B) the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, (x) the obligation of the Lenders under the appropriate Facility to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Revolving Credit (USD) Lenders (in the case of the Revolving Credit (USD) Facility), the Required Revolving Credit (MC) Lenders (in the case of the Revolving Credit (MC) Facility) or the Required Term Loan Lenders (in the case of the Term Loan Facility)) revokes such notice.  Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) under the appropriate Facility or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans under the appropriate Facility in the amount specified therein.

(ii)Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i)(A) of this Section, the Administrative Agent, in consultation with the Company and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (A) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i)(A) of this Section, (B) the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (C) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

(b)Non-Temporary Inability.

(i)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, including Section 3.03(a) above, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or the Required Lenders notify the Administrative Agent in writing (with, in the case of the Required Lenders, a copy to the Company) that the Company or the Required Lenders (as applicable) have determined, that:

(A)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(B)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(C)syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

(ii)If no LIBOR Successor Rate has been determined and the circumstances under clause (b)(i)(A) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in a LIBOR Quoted Currency (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

(iii)Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

(e)Article V is amended by adding the following new Section 5.28 to the end thereof:

5.28Beneficial Ownership Certification.  As of August [__], 2018, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(f)Section 6.02 is amended by converting the existing clause (e) therein to a new clause (f) and adding the following new clause (e):

(e)promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the Act and the Beneficial Ownership Regulation), as from time to time reasonably requested by the Administrative Agent or any Lender; and

(g)Section 7.03 is amended by converting the existing clause (i) therein to a new clause (j) and adding the following new clause (i):

(i)Indebtedness in respect of Permitted Standalone Letters of Credit; and

(h)Section 8.02(c) is amended to read as follows:

(c)require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto) and Cash Collateralize the Secured Permitted Bilateral Letters of Credit (in an amount equal to the maximum potential drawings thereunder); and

(i)The proviso at the end of Section 8.02 is amended by inserting “and Secured Permitted Standalone Letters of Credit” immediately following the reference therein to “Cash Collateralize the L/C Obligations”

(j)Each of clauses Fourth and Fifth in Section 8.03 is amended to read as follows:

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings, Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and Obligations in the nature of drawn and unreimbursed amounts under Secured Permitted Standalone Letters of Credit, ratably among the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the PSLOC Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers and the PSLOC Banks, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit and obligations comprised of the aggregate undrawn amount of Secured Permitted Standalone Letters of Credit, in each case to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.16 and the terms of such Secured Permitted Standalone Letters of Credit ratably among the L/C Issuers and the PSLOC Banks in proportion to the respective amounts described in this clause Fifth held by them; and

(k)The final two paragraphs of Section 8.03 are amended to read as follows:

Subject to Section 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit and Secured Permitted Standalone Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit and Secured Permitted Standalone Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit and Secured Permitted Standalone Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or PSLOC Bank, as the case may be.  Each Cash Management Bank, Hedge Bank or PSLOC Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party to this Agreement.

(l)The first parenthetical in each of Section 9.01(a) and 9.01(b) is amended to read as follows:

(including in its capacities as a potential Hedge Bank, a potential Cash Management Bank and a potential PSLOC Bank)

(m)The opening clause of Section 9.10 is amended to read as follows:

Each of the Lenders (including in its capacities as a potential Cash Management Bank, a potential Hedge Bank and a potential PSLOC Bank) and each L/C Issuer irrevocably authorize the Administrative Agent at its option and in its discretion,

(n)Section 9.10(a) is amended to read as follows:

(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit as to which arrangements reasonably satisfactory to the applicable Cash Management Bank, Hedge Bank or PSLOC Bank shall have been made) and the expiration or termination of all Letters of Credit and Secured Permitted Standalone Letters of Credit (other than Letters of Credit or Secured Permitted Standalone Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent and each L/C Issuer or the applicable PSLOC Bank, as applicable, shall have been made), (ii) that is sold or otherwise Disposed of or to be sold or otherwise Disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(o)Section 9.11 is amended to read as follows:

9.11Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit.  No Cash Management Bank, Hedge Bank or PSLOC Bank that obtains the benefit of the provisions of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the

Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other reasonably satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or PSLOC Bank, as the case may be.

The amendments to the Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Documents are intended to be effected hereby.

Section 2.Secured Permitted Standalone Letters of Credit.

(a)Each of the parties hereto acknowledges and agrees that all obligations and liabilities now or hereafter arising under the Secured Permitted Standalone Letters of Credit shall be deemed to be “Guaranteed Liabilities” under, and as defined in, each of the Company Guaranty and the Subsidiary Guaranties, and each of the Company and the Subsidiary Guarantors party hereto (each, on behalf of itself and its current and future Subsidiaries) hereby confirms and ratifies that the respective guarantees of the Company and the Subsidiary Guarantors provided under the Company Guaranty and the Subsidiary Guaranties, as applicable, extends to the payment and performance in full of all obligations and liabilities now or hereafter arising under the Secured Permitted Standalone Letters of Credit.

(b)Each of the parties hereto further acknowledges and agrees that all obligations and liabilities now or hereafter arising under the Secured Permitted Standalone Letters of Credit shall be deemed to be “Secured Obligations” (or any equivalent term used in the applicable document) under, and as defined in, each of the Security Agreements, Security Joinder Agreements, Pledge Agreements, Pledge Joinder Agreements, Pledge Agreement Supplements, Mortgages and the other Collateral Documents now or hereafter existing, and each of the Company and the Subsidiary Guarantors party hereto (each, on behalf of itself and its current and future Subsidiaries) hereby confirms and ratifies that the respective grants of a security interest by the Company and the Subsidiary Guarantors to the Administrative Agent for the benefit of the Secured Parties in their respective property and property rights (as contemplated by the Collateral Documents), as security for the payment and performance of such “Secured Obligations” (or any equivalent term used in the applicable document), extends to the payment and performance in full of all obligations and liabilities now or hereafter arising under the Secured Permitted Standalone Letters of Credit.

(c) Each of the parties hereto acknowledges and agrees that the provisions in the Company Guaranty, the Subsidiary Guaranties and the Collateral Documents applicable to Secured Cash Management Agreements and Cash Management Banks shall be deemed to also apply to Secured Permitted Standalone Letters of Credit and PSLOC Bank, as the context may require, in order to allow for the full benefit by the PSLOC Banks of the provisions with respect to Secured Permitted Standalone Letters of Credit set forth in the Credit Agreement and the foregoing subsections (a) and (b).

Section 3.Conditions Precedent. The effectiveness of this Amendment and the amendments and other agreements contemplated hereby is subject to the satisfaction of the following conditions precedent:

(a) Amendment.  The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by the Company, the Subsidiary Guarantors, the Administrative Agent and the Lenders.

(b)Beneficial Ownership Certification.  At least 5 days prior to the date hereof, the Company (to the extent that it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation) shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to the Company.

(c)Legal Fees and Expenses.  The Company shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two days prior to the date hereof.

Upon satisfaction of the conditions set forth in this Section 2 and the effectiveness of this Amendment, the Administrative Agent shall provide notice of such effectiveness to the Company and the Lenders.

Section 4.Representations and Warranties.

(a)In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Company represents and warrants to the Administrative Agent and the Lenders as follows:

(i)After giving effect to this Amendment, the representations and warranties of the Company and each other Loan Party contained in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement.

(ii)Since December 31, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(iii)No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

(b)In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Company and each Subsidiary Guarantor represents and warrants to the Administrative Agent and the Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 5.Miscellaneous.

(a)Ratification and Confirmation of Loan Documents.  Each of the Company and each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments and other agreements set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Subsidiary Guarantor, the continuation of its payment and performance obligations under the Subsidiary Guaranty and, with respect to both the Company and each Subsidiary Guarantor, the continuation and extension of the liens granted under the Collateral Documents to secure the Secured Obligations), in each case after giving effect to the amendments and other agreements contemplated hereby.

(b)Fees and Expenses.  The Company shall pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, in each case, as set forth in Section 10.04(a) of the Credit Agreement.

(c)Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)Governing Law; Jurisdiction; Waiver of Jury Trial; Etc.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

(e)Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f)Entire Agreement.  This Amendment, together with the Engagement Letter and the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in writing in accordance with Section 10.01 of the Credit Agreement.

(g)Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h)Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to Section 10.06 of the Credit Agreement).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

The following parties have caused this Amendment to be executed as of the date first written above.

COMPANY:

CECO ENVIRONMENTAL CORP.

By:	/s/ MATTHEW ECKL
Name:	Matthew Eckl
Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:

AARDING THERMAL ACOUSTICS USA INC.

ADWEST TECHNOLOGIES, INC.

AVC, INC.

CECO ABATEMENT SYSTEMS, INC.

CECO FILTERS, INC.

CECO GROUP, INC.

CECO MEXICO HOLDINGS LLC

CECOAIRE, INC.

EFFOX INC.

FISHER-KLOSTERMAN, INC.

GMD ENVIRONMENTAL TECHNOLOGIES, INC.

MET-PRO TECHNOLOGIES LLC (f/k/a Mustang

     Acquisition II, LLC)

NEW BUSCH CO., INC.

THE KIRK & BLUM MANUFACTURING

    COMPANY

By:	/s/ MATTHEW ECKL
Name:	Matthew Eckl
Title:	Chief Financial Officer

CECO GROUP GLOBAL HOLDINGS LLC FKI, LLC

By:	/s/ MATTHEW ECKL
Name:	Matthew Eckl
Title:	Chief Financial Officer

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

H.M. WHITE, INC.

By:	/s/ MATTHEW ECKL
Name:	Matthew Eckl
Title:	Chief Financial Officer

KBD/TECHNIC, INC.

By:	/s/ MATTHEW ECKL
Name:	Matthew Eckl
Title:	Chief Financial Officer

BIO-REACTION INDUSTRIES INC. MET-PRO HOLDINGS LLC MPC INC. MET-PRO CHEMICAL, INC. (f/k/a Pristine Water Solutions Inc.) STROBIC AIR CORPORATION

By:	/s/ MATTHEW ECKL
Name:	Matthew Eckl
Title:	Chief Financial Officer

MET-PRO INDUSTRIAL SERVICES, INC.

By:	/s/ MATTHEW ECKL
Name:	Matthew Eckl
Title:	Chief Financial Officer

EMTROL LLC

By:	/s/ MATTHEW ECKL
Name:	Matthew Eckl
Title:	Chief Financial Officer

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

PEERLESS MFG. CO. NITRAM ENERGY, INC. PMC ACQUISITION, INC. BURGESS-MANNING, INC. BURMAN MANAGEMENT, INC. BOS-HATTEN, INC.

By:	/s/ MATTHEW ECKL
Name:	Matthew Eckl
Title:	Chief Financial Officer

SAT TECHNOLOGY, INC.

By:	/s/ MATTHEW ECKL
Name:	Matthew Eckl
Title:	Chief Financial Officer

CECO AIR QUALITY SOLUTIONS, INC.

By:	/s/ MATTHEW ECKL
Name:	Matthew Eckl
Title:	Chief Financial Officer

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kyle D. Harding
Name:	Kyle D. Harding
Title:	Assistant Vice President

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

LENDERS: BANK OF AMERICA, N.A., as a Lender and an L/C Issuer

By:	/s/ Gregg Bush
Name:	Gregg Bush
Title:	Senior Vice President

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

CITIZENS BANK of pennsylvania, as a Lender

By:	/s/ Dale Carr
Name:	Dale Carr
Title:	Senior Vice President

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and an L/C Issuer

By:	/s/ Joe Carrell
Name:	Joe Carrell
Title:	Vice President

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

FIFTH THIRD BANK, n.a., as a Lender and an L/C Issuer

By:	/s/ John R. Gray
Name:	John R. Gray
Title:	Assistant Vice President

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

TD bank, n.a., as a Lender

By:	/s/ Susan Schwarz
Name:	Susan Schwarz
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ C. Randell Kron
Name:	C. Randell Kron
Title:	Vice President

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

citibank, n.a., as a Lender and an L/C Issuer

By:	/s/ John Torres
Name:	John Torres
Title:	Senior Vice President

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jonathan Gluckman
Name:	Jonathan Gluckmann
Title:	Vice President

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page